SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of ____________,2008 by and between GTX Corp, a Nevada corporation (the “Company”), and the undersigned (“Subscriber”).

RECITALS

WHEREAS, pursuant to that certain Subscription Application of Subscriber of even date hereof (the “Subscription Application”), an executed copy of which is attached hereto as Exhibit A, the Company desires to sell to Subscriber and Subscriber desires to purchase securities from the Company as set forth herein, subject to the terms and conditions of this Agreement and the other documents or instruments contemplated hereby.

NOW, THEREFORE, the parties hereto hereby agree as follows:

AGREEMENT

1. Sale and Issuance of Units. At the Closing (as defined in Section 2.1) and subject to the terms and conditions of this Agreement, the Company shall sell to Subscriber, and Subscriber shall purchase from the Company, that number of units of the Company's securities (each a “Unit”) set forth on the Subscription Application at a purchase price of $1.00 per Unit. Each Unit consists of one share of restricted common stock (the “Common Stock”) and one warrant (“Warrant”) to purchase one share of Common Stock (“Warrant Share”), in accordance with the terms and conditions of the warrant attached hereto as Exhibit B. The Common Stock and Warrant are collectively referred to herein as the “Securities”. Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance of the Securities to Subscriber.

This offering of the Securities (the “Offering”) is being made to “accredited investors” only, as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company is offering the Securities for the consideration set forth herein. The Company may sell less than all of the Securities offered hereby, and shall be entitled to accept subscriptions and receive the subscription price for each subscription prior to the entire Offering being subscribed for. The Offering is being made on a “best efforts” basis. The minimum subscription amount per investor is $10,000. The maximum offering by the Company is $2,000,000.

2. The Closing.

2.1 The closing of the issuance and sale of the Securities to Subscriber (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement at the offices of the Company.

2.2 At the Closing, the Company shall deliver to Subscriber this Agreement duly executed by the Company. At or prior to the Closing, Subscriber shall deliver to the Company the complete and duly executed Subscription Application and a check or wire transfer in an aggregate amount equal to the purchase price set forth on the Subscription Application. The wire transfer shall be sent pursuant to the following instructions:

[banking information details deleted]

3. Representations and Warranties of the Company. The Company hereby represents and warrants to Subscriber as of the Closing as follows:

3.1 Organization.  The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to conduct its business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Company.

3.2 Authorization of Agreement, Etc. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite corporate action by the Company; and this Agreement has been duly executed and delivered by the Company. This Agreement, when executed and delivered by the Company, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.3 Outstanding Stock. All issued and outstanding shares of capital stock of the Company and each of its subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. The Securities upon issuance: are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the Securities Act and any applicable state securities laws; have been, or will be, duly and validly authorized and on the date of issuance of the Common Stock and upon exercise of the Warrants, the Common Stock and Warrant Shares will be duly and validly issued, fully paid and nonassessable; and will not subject the holders thereof to personal liability by reason of being such holders.

3.4 Capitalization. As of April 10, 2008, the authorized capital stock of the Company consists of (i) 2,071,000,000 authorized shares of Common Stock, of which as of the date hereof, 36,520,963 shares are issued and outstanding, 4,075,000 are reserved for issuance pursuant to outstanding warrant agreements and 7,000,000 shares are reserved for issuance pursuant to the Company's stock option plan, of which approximately 2,575,000 shares remain available for future grants; and (ii) 10,000,000 shares of preferred stock, of which none are issued and outstanding.

3.5 Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the Financial Industry Regulatory Authority, the OTC Bulletin Board nor the Company’s shareholders is required for the execution by the Company of the Agreement and compliance and performance by the Company of its obligations under the Agreement, including, without limitation, the issuance and sale of the Securities.

3.6 Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates that would materially affect the execution by the Company or the performance by the Company of its obligations under this Agreement.

3.7 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the OTC Bulletin Board which if so integrated would eliminate the exemption for the sale of the Securities pursuant to this Agreement. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities which if so integrated would eliminate the exemption for the sale of the Securities pursuant to this Agreement.

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3.8 No General Solicitation. Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Securities.

3.9 Listing. The Company's common stock is quoted on the OTC Bulletin Board. The Company has not received any oral or written notice that its common stock is not eligible nor will become ineligible for quotation on the OTC Bulletin Board nor that its common stock does not meet all requirements for the continuation of such quotation and the Company satisfies and as of the Closing, the Company will satisfy all the requirements for the continued quotation of its common stock on the OTC Bulletin Board.

3.10 Survival. The foregoing representations and warranties shall survive the Closing for a period of two years.

4. Representations and Warranties of Subscriber. Subscriber hereby represents and warrants to the Company as of the Closing as follows:

4.1 Authorization of the Agreement. Subscriber has all requisite power and authority (corporate or otherwise) to execute, deliver and perform the Subscription Application and this Agreement (sometimes referred to hereinafter collectively as the “Financing Documents”) and the transactions contemplated thereby and hereby, and the execution, delivery and performance by Subscriber of the Financing Documents have been duly authorized by all requisite action by Subscriber and each such Financing Document, when executed and delivered by Subscriber, constitutes a valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.2 Investment Representations. All of the representations, warranties and information of Subscriber provided in the Subscription Application are incorporated herein and made a part hereof by this reference and shall be true at the Closing with the same effect as though made at the Closing.

5. Covenants of the Company. The Company covenants and agrees with Subscriber as follows:

5.1 Listing. The Company will maintain the listing of its Common Stock on the OTC Bulletin Board.

5.2 Reservation. Prior to the Closing, the Company undertakes to reserve, pro rata, on behalf of Subscriber and holder of a Warrant, from its authorized but unissued common stock, a number of common shares equal to the amount of Warrant Shares issuable upon exercise of the Warrants.

5.3 Non-Public Information. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto, Subscriber shall have agreed in writing to receive such information. The Company understands and confirms that Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

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6. Brokers and Finders. The Company may pay up to 7% of the maximum offering amount plus up to 7% warrant coverage (warrants to purchase up to 140,000 shares of Common Stock) in commissions, brokerage fees or finder’s fees to finders or brokers. The Company shall not be obligated to pay any commission, brokerage fee or finder's fee based on any alleged agreement or understanding between Subscriber and a third person in respect of the transactions contemplated hereby. Subscriber hereby agrees to indemnify the Company against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between Subscriber and such third person, whether express or implied from the actions of Subscriber.

7. Indemnification. Subscriber hereby agrees to indemnify and defend (with counsel acceptable to the Company) the Company and its officers, directors, employees and agents and hold them harmless from and against any and all liability, loss, damage, cost or expense, including costs and reasonable attorneys' fees, incurred on account of or arising from:

Any breach of or inaccuracy in Subscriber's representations, warranties or agreements herein or in the Subscription Application; and

Any action, suit or proceeding based on a claim that any of Subscriber's representations and warranties in the Subscription Application were inaccurate or misleading, or otherwise cause for obtaining damages or redress from the Company or any officer, director, employee or agent of the Company under the Act.

8. Registration Rights. If the Company at any time proposes to register any of its securities under the Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4 or S-8 (or another form not available for registering the securities for sale to the public), provided the Registrable Securities are not otherwise subject to an effective registration statement, the Company will cause such Registrable Securities to be included with the securities to be covered by the registration statement proposed to be filed by the Company, subject to underwriter cutbacks and/or SEC limitations. “Registrable Securities” means the number of shares of the Company's Common Stock and Common Stock issuable upon exercise of the Warrants purchased by Subscriber hereunder.

9. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company, Subscriber and their respective successors and assigns.

10. Entire Agreement. This Agreement and the other writings and agreements referred to in this Agreement or delivered pursuant to this Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

11. Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

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if to the Company, to:	GTX CORP
Attention: Murray Williams, CFO
117 W. 9th Street, # 1214
Los Angeles, CA 90014
Fax: (888) 886-1305

with a courtesy copy to:	Richardson & Patel LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
Attn. Mark Abdou
Fax: (310) 208-1154

if to Subscriber, to:
the address of Subscriber set forth on the Subscription Application;

or to such other address as the party to whom notice is to be given may have furnished to the other parties to this Agreement in writing in accordance with the provisions of this Section. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

12. Amendments. This Agreement may not be modified or amended, or any of the provisions of this Agreement waived, except by written agreement of the Company and a majority of the Subscribers participating in the Offering.

13. Governing Law. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether in the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In furtherance of the foregoing, the internal law of the State of California will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

14. Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement shall be brought in the Federal and state courts located in the City of Los Angeles, California, U.S.A. and, by execution and delivery of this Agreement. Subscriber hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Subscriber hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

15. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

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16. Independence of Agreements, Covenants, Representations and Warranties. All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The exhibits attached hereto are hereby made part of this Agreement in all respects.

17. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart of this Agreement shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

18. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

19. Expenses. Subscriber shall pay Subscriber's own fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of the Financing Documents, the Warrant and any other documents contemplated thereby.

20. Preparation of Agreement. Each party to this Agreement acknowledges that: (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.

* * * * *

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the date first written above.

COMPANY:

GTX Corp

By:
Name: Murray Williams
Title: Chief Financial Officer

SUBSCRIBER:

By:
Name:
Title:

EXHIBIT A

FORM OF SUBSCRIPTION APPLICATION

GTX CORP
SUBSCRIPTION APPLICATION

(for Accredited Investors Only)

Name of Subscriber

Name of Co-Subscriber, if any

Address of Subscriber(1)

Address of Co-Subscriber (if different)(1)

Aggregate number of Units subscribed to purchase

Check enclosed (or wire transfer) in the amount of	$

(1)
Permanent legal residence and domicile (other than Post Office Box) if the Subscriber is an individual, or permanent principal legal executive offices and place of business (other than Post Office Box) if the Subscriber is an entity.

Personal and Confidential

The undersigned (the “Subscriber”) hereby makes application to purchase from GTX Corp, a Nevada corporation (the “Company”), the number of Units of the Company’s securities set forth above (the “Subscribed Units”), for a purchase price of $1.00 per Unit, pursuant to the Securities Purchase Agreement of even date herewith. The Subscriber understands and agrees that this Subscription Application to purchase the Subscribed Units is binding and irrevocable on the Subscriber’s part, and that acceptance by the Company shall be in its sole discretion and otherwise in accordance with the terms set forth in this Subscription Application and the Securities Purchase Agreement (the Securities Purchase Agreement and this Subscription Application are sometimes referred to collectively herein as the “Financing Documents”).

[SUBSCRIBER QUESTIONNAIRE FOLLOWS]

1. CONFIDENTIAL SUBSCRIBER INFORMATION

Name of Subscriber

If Subscriber is an Entity Provide Name	Year Formed	State of Formation

Street Address	City	Zip

Subscriber SS# or EIN/TIN Cell Phone Number Work Phone Number Home Phone Number

Subscriber’s Age	Date of Birth	Married (Y/N)/Divorced	# of Dependants

Name and Address of Subscriber’s Current Employer

Type of Business of Subscriber	Position/Title	Number of Years

College/Degree	Graduate School/Degree	Professional Licenses

List Previous Investment Experience		Number of Years

List Previous Private Placement Investments		Total Invested

List any Securities Currently Owned		Total Value

How does Subscriber Know the Company?

Name of Primary Financial Institution	Address	Phone Number

Name in which Subscribed Units will be Held. (check one below)
❑ Individually ❑ A married man(woman) as his(her) separate property ❑ Community property
❑ JTWROS ❑ Tenants in common ❑ Other (Describe): ____________________________________

Aggregate Number of Subscribed Units	Amount Invested ($)

Subscriber’s Signature	Date

2. SUBSCRIBER’S ACCREDITED STATUS

(a) Accredited Investor (Regulation D). The Subscriber is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as follows: [Please initial one or more of the following provisions describing the Subscriber’s Accredited Investor status as may be applicable.]

(b) Individuals. (Check all that apply)

❑ The Subscriber's individual net worth* or combined net worth* with his or her spouse exceeds $1,000,000;

❑ The Subscriber's individual income,** exclusive of any income attributable to his or her spouse, was in excess of $200,000 for the two most recent calendar years preceding the calendar year of this Subscription Application, and the Subscriber reasonably expects an income,** exclusive of any income attributable to his or her spouse, in excess of $200,000 in the current calendar year; and/or the Subscriber's combined income** with his or her spouse was in excess of $300,000 for the two most recent calendar years preceding the calendar year of this Subscription Application and the Subscriber and his or her spouse reasonably expect a combined income** in excess of $300,000 in the current calendar year.

* For purposes of this Subparagraph, the term “net worth” means the excess of total value (including principal residence, home furnishings and automobiles at fair market value) over total liabilities. In computing net worth, the fair market value of the principal residence of the Subscriber shall be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances.

** The Subscriber may determine income by adding to his, her or its adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions or claims for depletion, contributions to an IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(c) Entities. (Check all that apply)

(i) ❑ Entity With Value Exceeding $5 Million. The Subscriber is a corporation, partnership (general or limited), limited liability company, limited liability partnership or Massachusetts or similar business trust which: (1) was not formed for the specific purpose of acquiring the Subscribed Units, and (2) has total assets in excess of $5,000,000.

(ii) ❑ Entity Comprised of Accredited Investors. The Subscriber is a corporation, partnership (general or limited), limited liability company, limited liability partnership or Massachusetts or similar business trust in which all of the Subscriber's equity owners are Accredited Investors.

(iii) ❑ Revocable Trust. The Subscriber is a revocable trust (also commonly known as a family or living trust) established to facilitate the distribution of the estate of the settlors (grantors): (1) which may be revoked or amended at any time by the settlors (grantors); (2) which passes all tax benefits of investments made by such trust through to the settlors (grantors) individually; and (3) in which all of the settlors (grantors) are Accredited Investors.

(iv) ❑ Trust Whose Assets Exceed $5 Million. The Subscriber is a trust that has total assets in excess of $5,000,000, and the person making the investment decision on behalf of the trust has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of an investment in the Subscribed Units.

(v) ❑ Financial Institution as Trustee. The Subscriber is a financial institution which: (1) is a bank, savings and loan association, or other regulated financial institution; (2) is acting in its fiduciary capacity as trustee; and (3) is subscribing for the purchase of the Subscribed Units on behalf of the subscribing trust.

(vi) ❑ Employee Benefit Plan (including Keogh Plan) With Self-Directed Investments and Segregated Accounts. The Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and: (1) such plan is self directed and provides for segregated accounts; (2) the investment decision to purchase the Subscribed Units is being made by a plan participant who is an Accredited Investor; and (3) the investment in the Subscribed Units is being made solely on behalf of such Accredited Investor.

(vii) ❑ Employee Benefit Plan (including Keogh Plan) With Financial Institution As Trustee. The Subscriber is an employee benefit plan within the meaning of ERISA, and the decision to invest in the Subscribed Units was made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment adviser.

(viii) ❑ Employee Benefit Plan (including Keogh Plan) With Assets Exceeding $5 Million. The Subscriber is an employee benefit plan within the meaning of ERISA and has total assets in excess of $5,000,000.

(ix) ❑ Tax Exempt 501(c)(3) Organization. The Subscriber is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, which organization was not formed for the specific purpose of acquiring the Subscribed Units, and which organization has total assets in excess of $5,000,000.

(x) ❑ Bank. The Subscriber is a bank as defined in Section 3(a)(2) of the Securities Act.

(xi) ❑ Savings and Loan Association. The Subscriber is a savings and loan association or other institution as defined in Section 3(a)(5)(i) of the Securities Act.

(xii) ❑ Insurance Company. The Subscriber is an insurance company as defined in Section 2(14) of the Securities Act.

(xiii) ❑ Investment Company. The Subscriber is an investment company registered under the Investment Company Act of 1940.

(xiv) ❑ Business Development Company. The Subscriber is a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940.

(xv) ❑ Small Business Investment Company. The Subscriber is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

(xvi) ❑ Private Business Development Company. The Subscriber is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

(xvii) ❑ Registered Broker or Dealer. The Subscriber is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

3. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

The Subscriber and, if the Subscriber is an entity, each of its officers, directors, partners, managers, members, trustees, beneficial owners, principals and/or agents, hereby represent and warrant to the Company, each of which is deemed to be a separate representation and warranty, as follows:

(a)  Residence. The Subscriber's permanent legal residence and domicile, if the Subscriber is an individual, or permanent legal executive offices and principal place of business, if the Subscriber is an entity, was and is at the address designated on the cover page of this Subscription Application at both the time of the “offer” and the time of the “sale” of the Subscribed Units to the Subscriber.

(b) Age. The Subscriber, if a natural person, is age eighteen (18) or over.

(c) Knowledge and Experience; Sophistication (Regulation D; Blue Sky). The Subscriber (together with his, her and/or its Advisors (as defined in subsection (f) below)) has such knowledge and experience in business, financial and tax matters including, in particular, investing in private placements of securities in companies similar to the Company, so as to enable them to utilize the information made available to them in connection with this Offering to: (i) evaluate the merits and risks of an investment in the Company and to make an informed investment decision with respect thereto; and (ii) to reasonably be assumed to have the capacity to protect the Subscriber's own interests in connection with the transaction contemplated by this Subscription Application.

(d) Receipt and Review of Financing Documents. The Subscriber: (i) has received the Financing Documents; and (ii) has read each of the Financing Documents in its entirety and fully understands the matters discussed therein and the terms of thereof.

(e) Independent Review of Investment Merits; Due Diligence. During the course of the transactions contemplated by this Offering, and before purchasing the Subscribed Units: (i) the Subscriber had the opportunity to engage such investment professionals and advisors including, without limitation, accountants, appraisers, investment, tax and legal advisors (collectively, the “Advisors”), each of whom are independent of the Company and its advisors and agents (including its legal counsel) to: (1) review the terms and conditions of this Subscription Application, the Securities Purchase Agreement, and the information and disclosures contained herein and therein; (2) conduct such due diligence review as the Subscriber and/or such Advisors deemed necessary or advisable, and (3) to provide such opinions as to (A) the investment merits of a proposed investment in the Subscribed Units; (B) the tax consequences of the purchase of the Subscribed Units and the subsequent disposition of the Subscribed Units; and (C) the effect of same upon the Subscriber’s personal financial circumstances, as the Subscriber and/or such Advisors may deem advisable; and (ii) to the extent the Subscriber availed himself, herself or itself of this opportunity, received satisfactory information and answers from such Advisors.

(f) Opportunity to Ask Questions and to Review Documents, Books and Records; Opportunity to Meet with Representatives of the Company; Full Satisfaction. Without limiting the generality of Subsection (e) above, during the course of the transaction contemplated by this Subscription Application, and before purchasing the Subscribed Units, the Subscriber and/or his, her or its Advisors had the opportunity, to the extent they determined to be necessary or relevant in order to verify the accuracy of the information contained in the Financing Documents and/or to evaluate the merits of an investment in the Subscribed Units: (i) to be provided with financial and other written information about the Company (in addition to that contained in the Financing Documents) to the extent the Company has such information in its possession or could acquire it without unreasonable effort or expense; (ii) to meet with representatives of the Company and to ask questions and receive answers concerning the terms and conditions of the Financing Documents, an investment in the Subscribed Units, and the business of the Company and its finances; (iii) to review all documents, books and records of the Company; and (iv) to the extent the Subscriber and/or his, her or its Advisors availed themselves of this opportunity, received satisfactory information and answers.

(g) Risk Factors. The Subscriber understands and acknowledges that the purchase of the Subscribed Units involves a number of significant risks and that the Subscriber may lose the Subscriber’s entire investment in the Subscribed Units.

(h) Acceptance of Investment Risks. The Subscriber understands and acknowledges that: (i) an investment in the Subscribed Units: (1) is a speculative investment with a high degree of risk of loss and the Subscriber must, therefore, be able to presently afford a complete loss of this investment; (2) the Subscriber must be able to hold the Subscribed Units indefinitely; and (3) it may not be possible for the Subscriber to liquidate the Subscribed Units in the case of emergency and/or other need and the Subscriber must, therefore, have adequate means of providing for the Subscriber's current and future needs and personal contingencies, and have no need for liquidity in this investment; and (ii) the Subscriber has evaluated the Subscriber's financial resources and investment position in view of the foregoing, and is able to bear the economic risk of an investment in the Subscribed Units.

(i) Shares Purchased For Subscriber's Own Account. The Subscriber is purchasing the Subscribed Units: (i) as principal and not by any other person; (ii) with the Subscriber's own funds and not with the funds of any other person; and (iii) for the account of the Subscriber, and not as a nominee or agent and not for the account of any other person. The Subscriber is purchasing the Subscribed Units for investment purposes only for an indefinite period, and not with a view to the sale or distribution of any part or all thereof, by public or private sale or other disposition. No person other than the Subscriber will have any interest, beneficial or otherwise, in the Subscribed Units, and the Subscriber is not obligated to transfer the Subscribed Units to any other person nor does the Subscriber have any agreement or understanding to do so. The Subscriber understands that the Company is relying in material part upon the Subscriber's representations as set forth in the Securities Purchase Agreement and herein for purposes of claiming the Federal Exemptions or state Blue Sky exemptions, and that the basis for such exemptions may not be presented if, notwithstanding the Subscriber’s representations, the Subscriber has in mind merely acquiring the Subscribed Units for resale of such Subscribed Units upon the occurrence or nonoccurrence of some predetermined event, and the Subscriber has no such intention.

(j) Compliance With Investment Laws. The Subscriber has complied with all applicable investment laws and regulations in force relating to the legality of an investment in the Subscribed Units by the Subscriber in any jurisdiction in which he, she or it purchases the Subscribed Units or is otherwise subject, and has obtained any consent, approval or permission required of him, her or it for the purchase of the Subscribed Units under such investment laws and regulations.

(k) Subscribed Units Not Registered. The Subscriber understands and acknowledges that: (i) the Subscribed Units have not been, and when issued will not be, registered under the Securities Act in reliance upon one or more exemptions afforded by the Securities Act and/or rules promulgated by the SEC pursuant thereto which may be selected by the Company in its sole discretion including; and (ii) the Subscribed Units have not been, and when issued will not be, registered or qualified with any applicable state or territorial securities regulatory agency in reliance upon one or more exemptions afforded from registration or qualification afforded under the securities laws of such state or territory.

(l) Resale Restrictions On Subscribed Units Pursuant to Securities Laws. The Subscriber understands and acknowledges that: (i) should the Company elect to rely upon the exemptions afforded by Rule 506 under Regulation D, the Subscribed Units will be classified, pursuant to Rule 502(d) of Regulation D of the Securities Act, as “restricted securities” acquired in a transaction under Section 4(2) of the Securities Act, which cannot be sold without registration under the Securities Act or an exemption therefrom; (ii) if the Subscriber is an affiliate of the Company, he, she or it generally will not be able to sell, transfer, assign, or otherwise dispose of the Subscribed Units except under Rule 144; and (iii) the Subscribed Units will also be subject to applicable state securities laws that may require registration or qualification of the Subscribed Units in connection with their resale, unless an exemption from such registration or qualification is available.

(m) Satisfaction of Counsel of Company As to Transfers of Subscribed Units. The Subscriber understands and acknowledges that: (i) prior to any sale, transfer, assignment, pledge, hypothecation or other disposition of the Subscribed Units, the Subscriber must either: (1) furnish the Company with a detailed explanation of the circumstances surrounding the proposed disposition; furnish the Company with an opinion of legal counsel (which may be the Company’s), in form and substance reasonably satisfactory to the Company and its legal counsel, to the effect that such disposition is exempted from the registration and prospectus delivery requirements under the Securities Act and the securities laws of the state in which the Subscriber is then resident; and legal counsel for the Company shall have concurred in such opinion and the Company shall have advised the Subscriber of such concurrence; or (2) satisfy the Company that a registration statement on Form S-1 under the Securities Act (or any other form appropriate under the Securities Act, or any form replacing any such form) with respect to the Subscribed Units proposed to be so disposed of shall then be effective, and that such disposition shall have been appropriately qualified or registered in accordance with the applicable Blue Sky Laws; and (ii) notwithstanding the foregoing, if in the opinion of counsel for the Company, the Subscriber has acted in a manner inconsistent with the representations and warranties in this Subscription Application or the Agreement, the Company may refuse to transfer the Subscribed Units until such time as counsel for the Company is of the opinion that such transfer: (1) will not require registration of the Subscribed Units under the Securities Act, and registration or qualification of the Subscribed Units under the applicable Blue Sky Laws; or (2) will otherwise comply with the Securities Act or the applicable Blue Sky Laws with respect to the sale or transfer of the Subscribed Units. The Subscriber understands and agrees that the Company may refuse to acknowledge or permit any disposition of the Subscribed Units that is not in all respects in compliance with this Subscription Application, and the Company intends to make an appropriate notation in its records to that effect.

(n) Legend on Certificates to Comply with Securities Laws. The Subscriber understands and agrees that the certificates representing the Subscribed Units, when issued, shall bear such legend as the Company may deem reasonably necessary or advisable to facilitate compliance with the Securities Act and the securities laws of the state or territory of the Subscriber's residence, including, without limitation, substantially the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM REGISTRATION OR QUALIFICATION AFFORDED BY THE SECURITIES ACT AND/OR RULES PROMULGATED BY THE COMMISSION PURSUANT THERETO. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE ALSO NOT BEEN REGISTERED OR QUALIFIED (AS THE CASE MAY BE) UNDER THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES (THE “BLUE SKY LAWS”), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM REGISTRATION OR QUALIFICATION (AS THE CASE MAY BE) AFFORDED UNDER SUCH SECURITIES LAWS. NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY SECURITIES REGULATORY AGENCY OF ANY STATE OR TERRITORY OF THE UNITED STATES HAS REVIEWED OR PASSED UPON OR ENDORSED THE MERITS OF SECURITIES REPRESENTED BY THIS CERTIFICATE, AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES HAVE BEEN ACQUIRED FOR THE HOLDER'S OWN ACCOUNT FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW FOR RESALE OR DISTRIBUTION.

THESE SECURITIES ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED, OR OFFERED FOR SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION, WITHIN THE UNITED STATES OR ANY OF ITS TERRITORIES OR TO A UNITED STATES PERSON, UNLESS: (i) THE SECURITIES ARE REGISTERED PURSUANT TO THE SECURITIES ACT AND/OR REGISTERED OR QUALIFIED PURSUANT TO ANY APPLICABLE BLUE SKY LAWS; OR (ii) THE PROPOSED TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION AND QUALIFICATION PROVISIONS OF ANY APPLICABLE BLUE SKY LAWS. AS A RESULT, THESE SECURITIES ARE SUITABLE ONLY FOR CERTAIN SOPHISTICATED AND QUALIFIED INVESTORS WHO CAN BEAR THE FINANCIAL RISK OF AN INVESTMENT IN THESE SECURITIES FOR AN INDEFINITE PERIOD OF TIME.

(o) Completeness and Accuracy of Information. All information which the Subscriber has heretofore furnished or furnishes herewith to the Company or its agents is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under Federal and state securities laws in connection with the offer and sale of the Subscribed Units to the Subscriber.

(p) Material Changes in Information. The Subscriber will notify and supply corrective information to the Company immediately upon the occurrence of any material change(s) in any information provided by the Subscriber to the Company occurring prior to the Closing, (as defined in the Securities Purchase Agreement), of the purchase by the Subscriber of the Subscribed Units.

(q) Cooperation. Within five (5) days after receipt of a request from the Company, the Subscriber will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

(r) Offering Representations and Communications. No person has provided any information (other than the Financing Documents) or made any oral or written representations or warranties to the Subscriber and/or his, her or its Advisors, if any, about the Company, the Subscribed Units or this Offering, other than as stated in Section 3 of the Securities Purchase Agreement.

(s) Reliance Upon Financing Documents and Information Provided. Except as provided below, in evaluating the suitability of an investment in the Subscribed Units, the Subscriber has not relied upon, and agrees that he/she/it may not rely upon, any representation, warranty or other information (oral or written) other than as stated in Section 3 of the Securities Purchase Agreement.

(t) No Awareness of Public Advertising. The Subscriber is unaware of, is in no way relying on, and did not become aware of this Offering, through or as a result of any form of public advertising including, without limitation, any advertisement, article, notice, leaflet or other communication (whether published in any newspaper, magazine, or similar media or broadcast over television or radio, or otherwise generally disseminated or distributed).

(u) No General Solicitation. The Subscriber did not subscribe to purchase the Subscribed Units, or become aware of this Offering, through or as the result of any public or promotional seminar or meeting to which the Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to the Subscriber in connection with investments in securities generally.

(v) ❑ Pre-Existing Relationship with Company. The Subscriber, by initialing this box, represents that he, she or it has a pre-existing personal or business relationship* with the Company or any of its managers, officers or controlling persons.

* The term “pre-existing personal or business relationship” includes any relationship consisting of personal or business contacts of a nature and duration which would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the person with whom the relationship exists.

(w) Investment Knowledge. Does Subscriber believe that he/she/it has sufficient knowledge and experience in financial and business matters so that he/she/it is capable of evaluating the merits or risks of this investment? ❑Yes ❑No

WHEREFORE, the Subscriber, as of the date set forth below, is deemed to have executed this GTX Corp Subscription Application in the City of _________________, County of _________________, State of ________________________, Country of _____________________.

SUBSCRIBER:

By:
(Signature)

Print Name:

Print Title:

Date:

EXHIBIT B

FORM OF WARRANT

GTX CORP

FORM OF

COMMON STOCK PURCHASE WARRANT

Warrant No. ________	_________ Warrants

VOID AFTER 5:00 P.M. LOS ANGELES TIME
ON ___________, 2011

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

GTX Corp, a Nevada corporation (the “Company”), having its principal office as of the date hereof at 117 W. 9th Street, # 1214, Los Angeles, CA 90015 hereby certifies that, for value received, _____________, or its registered assigns (“Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company at any time on or from time to time after ___________, 2008 (date that is the Original Issue Date), and before 5:00 P.M., Pacific Standard Time, on ______________, 2011 (date that is the third anniversary of the Original Issue Date) (the “Expiration Date”), __________ fully paid and non-assessable shares of Common Stock (as defined below), at the initial Purchase Price per share (as defined below) of $1.50. The number of such shares of Common Stock and the Purchase Price per share are subject to adjustment as provided in Section 5.

The Company agreed to issue Warrants, including this Warrant, to purchase up to a maximum of 2,000,000 shares of Common Stock (subject to adjustment as provided in Section 5) in connection with the Company's private placement of up to a maximum aggregate of $2,000,000 of Common Stock and Warrants.

1.  Definitions.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

“Aggregate Purchase Price” has the meaning set forth in Section 3.1.

“Blue Sky Laws” means any state securities or “blue sky” laws.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the city of Los Angeles, California are authorized or required by law to remain closed.

“Company” includes the Company and any corporation which shall succeed to or assume the obligations of the Company hereunder. The term “corporation” shall include an association, joint stock company, business trust, limited liability company or other similar organization.

“Common Stock” means the Company’s Common Stock, $.001 par value per share, authorized as of the date hereof, and any stock of any class or classes (however designated) hereafter authorized upon reclassification thereof, which, if the Board of Directors declares any dividends or distributions, has the right to participate in the distribution of earnings and assets of the Company after the payment of dividends or other distributions on any shares of capital stock of the Company entitled to a preference and in the voting for the election of directors of the Company.

“Convertible Securities” means (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities.

“Delivery Date” has the meaning set forth in Section 4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means any record owner of Warrants or Underlying Securities.

“Market Price” means, for one share of Common Stock at any date (i) if the principal trading market for the Common Stock is an national securities exchange, the average of the closing sale prices per share for the five (5) previous trading days in which a sale was reported, as officially reported on any consolidated tape, (ii) or (iii) if the security is not listed on a national securities exchange, the average of the closing sale prices per share on the last five (5) previous trading days in which a sale was reported as set forth in the National Quotation Bureau sheet listing such securities for such days. Notwithstanding the foregoing, if there is no reported closing sale price, as the case may be, reported on any of the five (5) trading days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be the average of the high bid and asked prices for the five (5) previous trading days in which a sale was reported; and if there is no reported high bid and asked prices, as the case may be, reported on any of the five (5) trading days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith by resolution of the Board of Directors. The Market Price of Other Securities, if any, shall be determined in the same manner as Common Stock.

“Notice” has the meaning set forth in Section 18.

“Original Issue Date” means ___________, 2008.

“Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the Holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or 6.

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“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity, any university or similar institution, or any government or any agency or instrumentality or political subdivision thereof.

“Purchase Price per share” means $1.50 per share, as may be adjusted from time to time in accordance with Section 5 or 6.

“Registered” and “Registration” refer to a registration effected by filing a registration statement in compliance with the Securities Act, to permit the disposition of Underlying Securities issued or issuable upon the exercise of Warrants, and any post-effective amendments and supplements filed or required to be filed to permit any such disposition.

“Securities Act” means the Securities Act of 1933 as the same shall be in effect at the time.

“Underlying Securities” means any Common Stock or Other Securities issued or issuable upon exercise of Warrants.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of ______________, 2008, among the Company and the subscribers.

“Warrant” means, as applicable, (i) the Warrants dated as of the date hereof, originally issued by the Company pursuant to the Securities Purchase Agreement, of which this Warrant is one, evidencing rights to purchase up to a maximum of 2,000,000 shares of Common Stock, and all Warrants issued upon transfer, division or combination of, or in substitution for, any thereof (all Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised) or (ii) each right as set forth in this Warrant to purchase one share of Common Stock, as adjusted from time to time in accordance with Section 5 or 6.

2. Sale or Exercise Without Registration. If, at the time of any exercise, transfer or surrender for exchange of a Warrant or of Underlying Securities previously issued upon the exercise of Warrants, such Warrant or Underlying Securities shall not be registered under the Securities Act, the Company may require, as a condition of allowing such exercise, transfer or exchange, that the Holder or transferee of such Warrant or Underlying Securities, as the case may be, furnish to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act and without registration or qualification under any applicable Blue Sky Laws; provided that nothing contained in this Section 2 shall relieve the Holder from its obligations under the Securities Purchase Agreement.

3. Exercise of Warrant.

3.1. Exercise in Full. Subject to the provisions hereof, this Warrant may be exercised in full by the Holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such Holder, to the Company at its principal office as set forth at the head of this Warrant (or such other location as the Company from time to time may advise the Holder in writing), accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained (the “Aggregate Purchase Price”) by multiplying (a) the number of shares of Common Stock then issuable upon exercise of this Warrant by (b) the Purchase Price per share on the date of such exercise.

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3.2. Partial Exercise. Subject to the provisions hereof, this Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Section 3.1 except that the amount payable by the Holder upon any partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the subscription at the end hereof by (b) the Purchase Price per share on the date of such exercise. Upon any such partial exercise, the Company at its expense shall forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes and subject to the provisions of Section 2) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal to the number of such shares issuable prior to such partial exercise of this Warrant minus the number of such shares designated by the Holder in the subscription at the end hereof.

4. Delivery of Stock Certificates, etc., on Exercise.

4.1. Delivery of Certificates. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) Business Days thereafter (the “Delivery Day”), the Company at its own expense (including the payment by it of any applicable issue taxes) shall cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes and subject to the provisions of Section 2) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock or Other Securities to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Market Price of one full share.

5. Adjustment for Stock Splits; Dividends. The number and kind of securities purchasable upon the exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Underlying Securities purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Underlying Securities or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Underlying Securities or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Underlying Securities or other securities resulting from such adjustment at a Purchase Price per share or other security obtained by multiplying the Purchase Price per share in effect immediately prior to such adjustment by the number of Underlying Securities purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Underlying Securities or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

6. Reorganization, Consolidation, Merger, etc. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company (other than as a result of a subdivision, combination, reclassification or stock dividend provided for in Section 5 above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reorganization, reclassification, consolidation or merger by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

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7. Further Assurances; Reports. The Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Underlying Securities upon the exercise of all Warrants from time to time outstanding. For so long as the Holder holds this Warrant, the Company shall deliver to the Holder contemporaneously with delivery to the holders of Common Stock, a copy of each report of the Company delivered to such holders.

8. Certificate as to Adjustments. In each case of any adjustment or readjustment in the Underlying Securities, the Company shall, at its expense, promptly cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, and the number of shares of Common Stock or Other Securities outstanding or deemed to be outstanding. The Company shall forthwith mail a copy of each such certificate to the Holder.

9. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company shall at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of the Warrants.

10. Exchange of Warrants. Subject to the provisions of Section 2, upon surrender for exchange of this Warrant, properly endorsed, to the Company, as soon as practicable (and in any event within three Business Days) the Company at its own expense shall issue and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of this Warrant so surrendered.

11. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

12. Warrant Agent. The Company may, by written notice to each Holder of a Warrant, appoint an agent having an office in Los Angeles, California, for the purpose of issuing Common Stock (or Other Securities) upon the exercise of the Warrants pursuant to Section 3, exchanging Warrants pursuant to Section 10, and replacing Warrants pursuant to Section 11, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

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13. No Rights as Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

14. Negotiability, etc. Subject to Section 2, this Warrant is issued upon the following terms, to all of which each Holder or owner hereof by the taking hereof consents and agrees that:

(a) subject to the provisions of this Warrant and the Securities Purchase Agreement, title to this Warrant may be transferred by endorsement (by the Holder hereof executing the form of assignment at the end hereof); and

(b) until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

15. Entire Agreement; Successors and Assigns. This Warrant and the Securities Purchase Agreement constitute the entire contract between the parties relative to the subject matter hereof. This Warrant and the Securities Purchase Agreement supersede any previous agreement among the parties with respect to the subject matter hereof. The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective permitted executors, administrators, heirs, successors and assigns of the parties. Nothing in this Warrant, expressed or implied, is intended to confer upon any party, other than the Holder and the Company, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

16. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of law.

17. Headings. The headings of the sections of this Warrant are for convenience and shall not by themselves determine the interpretation of this Warrant.

18. Notices. Any notice or other communication required or permitted to be given hereunder (each a “Notice”) shall be given in writing and shall be made by personal delivery or sent by courier or certified or registered first-class mail (postage pre-paid), addressed to a party at its address shown below or at such other address as such party may designate by three days’ advance Notice to the other party.

Any Notice to the Holder shall be sent to the address for such Holder set forth on books and records of the Company.

Any Notice to the Company shall be sent to:

GTX Corp
117 W. 9th Street, # 1214
Los Angeles, CA 90015
Attention: Murray Williams, CFO

Each Notice shall be deemed given and effective upon receipt (or refusal of receipt).

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19. Severability. Whenever possible, each provision of this Warrant shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Warrant.

20. Amendments and Waivers. Any provision of this Warrant may be amended and the observance of any provision of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Warrants then outstanding. Any amendment or waiver effected in accordance with this Section 20 shall be binding upon each Holder of a Warrant.

21. Construction. Words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa as the context requires. The words “herein”, “hereinafter”, “hereunder” and words of similar import used in this Warrant shall, unless otherwise stated, refer to this Warrant as a whole and not to any particular provision of this Warrant. All references to “$” in this Warrant and the other agreements contemplated hereby shall refer to United States dollars (unless otherwise specified expressly). Any reference to any gender includes the other genders.

Dated: ____________, 2008

GTX CORP

By:
Name: Murray Williams Title: Chief Financial Officer

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FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: GTX CORP

The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, * shares of Common Stock of GTX Corp, and herewith makes payment of $__________.

The undersigned represents that the undersigned is acquiring such securities for its own account for investment and not with a view to or for sale in connection with any distribution thereof (except for any resale pursuant to, and in accordance with a valid registration statement effective under the Securities Act of 1933).

Dated:

________________________________________
(Signature must conform in all respects to the name of the Holder as specified on the face of the Warrant)

________________________________________
(Address)

* Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised).

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